Exhibit 99.1

FOR IMMEDIATE RELEASE

SANUWAVE HEALTH REPORTS 2015 FinANCIAL RESULTS

AND PROVIDES A BUSINESS UPDATE

ALPHARETTA, GA, March 30, 2016 – SANUWAVE Health, Inc. (OTCBB: SNWV), today reported financial results for the year ended December 31, 2015 and provided a business update. The Company will host a conference call tomorrow, March 31, 2016, at 10:00 a.m. Eastern Time.

Highlights of 2015 and recent weeks:

●

Completed an initial equity offering for $1.5 million in gross proceeds from the sale of the Company's stock and warrants which closed on March 11, 2016. The final equity offering will close at the end of the day on April 15, 2016.

●	Recorded sale of 8 devices in the fourth quarter of 2015 and continued the momentum with the sale of 4 devices in January 2016.

●

Locked and began data analysis in October 2015 from the Phase III supplemental clinical trial using dermaPACE® for treating diabetic foot ulcers. As expected, there was no statistically significant difference in wound closure at the 12 week follow up between the dermaPACE and control group; however, in subsequent visits a trend toward significance was shown resulting in a significant difference by the 20 week endpoint that was maintained through the end of the study.

●

Released the 24 week data from the pivotal trials investigating the use of dermaPACE for the treatment of diabetic foot ulcers on March 24, 2016. The Company has submitted to the FDA a Pre-Submission package presenting a summary of data analyses of the supplemental trial and of combined data from both Phase III DFU trials. We will have an in-person meeting with the FDA in late April or early May to discuss the submission strategy in order to get dermaPACE to market in the most expeditious manner possible.

●	Received five U.S patents as follows:

o

U.S. patent entitled “Apparatuses and Methods for Generating Shock Waves for Use in the Energy Industry” (patent number 9,057,232) related to the use of shock waves, generated with laser systems, for hydraulic fracturing of rock formations, which can be employed in both secondary and tertiary oil recovery.

o

U.S patent entitled “Methods for Cleaning and Tenderizing Animal Meat with Shock Waves” (patent number 9,095,632) related to the use of shock waves for elimination of biological contaminants in animal meat and for its tenderization.

o

U.S. patent entitled “Methods for Cleaning and Sterilization of Implant Tissue Ex Vivo with Shock Waves” (patent number 9,119,888) related to the use of shock waves to clean and sterilize harvested human and animal tissues for human implantation to reduce or avoid the use of chemicals or irradiation

o

U.S patent entitled “Extracorporeal Pressure Shock Wave Devices with Reversed Applicators and Methods for Using These Devices” (patent number 9,161,768) relating to the special construction of the reversed applicators.

o

U.S. patent entitled “Increase Electrode Life in Devices Used for Extracorporeal Shockwave Therapy (ESWT)” (patent number 9,198,825) related to the special construction of the spark gap electrodes used to generate electrohydraulic shock waves.

●

Presented SANUWAVE’s results on biofilm destruction using shock wave technology at the Center for Biofilm Engineering’s 2015 Biofilm Science and technology Meeting held at Montana State University in Bozeman, Montana on July 13-16, 2015 and at 7th American Society for Microbiology Conference on Biofilms from Chicago, October 24-29, 2015.

●

Attended the 32nd Korea International Medical & Hospital Equipment Show (KIMES) held in Seoul, Korea on March 17 -20, 2016 with our distributor KOVE Co., Ltd., to introduce and demonstrate our orthoPACE® device.

“We realized a lot of positive accomplishments during 2015 such as ending the year with strong sales that continued into 2016, completing our Phase III supplemental clinical trial using dermaPACE for treating diabetic foot ulcers and expanding our patent portfolio” stated Kevin A. Richardson II, CEO and Chairman of the board of SANUWAVE. “We look forward working with the FDA to get our dermaPACE device approved for use in the United States.”

2015 Financial Results

Year Ended December 31, 2015 Financial Results

Revenues for the year ended December 31, 2015 were $965,501, compared to $847,367 for the same period in 2014, an increase of $118,134, or 14%. Revenue resulted primarily from sales in Europe, Asia and Asia/Pacific of our dermaPACE and orthoPACE devices and related applicators. The increase in revenue for 2015 is primarily due to an increase in sales of orthoPACE devices in Asia/Pacific and the European Community, as compared to the prior year, as well as higher sales of new and refurbished applicators.

Operating expenses for the year ended December 31, 2015 were $5,118,317, compared to $6,590,882 for the prior year, a decrease of $1,472,565. Research and development expenses decreased by $827,988, primarily as a result of the dermaPACE clinical study incurring the more costly enrollment phase which was ongoing through 2014 and completed in early 2015. General and administrative expenses decreased by $533,904, primarily due to reduced cost of stock issued for consulting services as a result of less financial and investors relations consultants utilized in 2015 as compared to the prior year.

Net loss for the year ended December 31, 2015 was $4,810,285, or ($0.08) per basic and diluted share, compared to a net loss of $5,974,080, or ($0.12) per basic and diluted share, for the same period in 2014, a decrease in the net loss of $1,163,795, or 19%. The decrease in the net loss was primarily a result of decrease in operating expenses and gain on warrant valuation adjustment.

On December 31, 2015, the Company has cash and cash equivalents of $152,930 compared to $3,547,071 as of December 31, 2014, a decrease of $3,394,141. For the years ended December 31, 2015 and 2014, net cash used by operating activities was $3,473,456 and $6,678,369, respectively, a decrease of $3,204,913, or 48%. The decrease was primarily due to the decreased total operating expenses in 2015, as compared to 2014, of $1,372,565, the lower gain on warrant valuation in 2015, as compared to 2014, of $400,342 and the increase of accounts payable and accrued expenses in 2015 of $267,344. Net cash provided by investing activities in 2015 was $100,000 from the sale of assets held for sale. Net cash used by investing activities was $8,859 in 2014 from the purchase of property and equipment. Net cash provided by financing activities for the year ended December 31, 2014 was $10,071,149, which primarily consisted of the net proceeds from 2014 Private Placement of $8,562,500, net proceeds from sale of capital stock per the Subscription Agreement of $900,000, and proceeds from the 18% Convertible Promissory Notes of $815,000. There was no net cash provided by financing activities in 2015.

Conference Call

The Company will also host a conference call on Thursday, March 31, 2016, beginning at 10 a.m. Eastern Time to discuss the 2015 financial results, provide a business update and answer questions. Shareholders and other interested parties can participate in the conference call by dialing 877-407-9055 (U.S. and Canada) or 201-493-6743 (international).

A replay of the conference call will be available beginning two hours after its completion through April 15, 2016, by dialing 877-660-6853 (U.S. and Canada) or 201-612-7415 (international) and entering Conference ID 414704.

About SANUWAVE Health, Inc.

SANUWAVE Health, Inc. (www.sanuwave.com) is a shock wave technology company initially focused on the development and commercialization of patented noninvasive, biological response activating devices for the repair and regeneration of skin, musculoskeletal tissue and vascular structures. SANUWAVE’s portfolio of regenerative medicine products and product candidates activate biologic signaling and angiogenic responses, producing new vascularization and microcirculatory improvement, which helps restore the body’s normal healing processes and regeneration. SANUWAVE applies its patented PACE technology in wound healing, orthopedic/spine, plastic/cosmetic and cardiac conditions. Its lead product candidate for the global wound care market, dermaPACE, is CE Marked throughout Europe and has device license approval for the treatment of the skin and subcutaneous soft tissue in Canada, Australia and New Zealand. In the U.S., dermaPACE is currently under the FDA’s Premarket Approval (PMA) review process for the treatment of diabetic foot ulcers. SANUWAVE researches, designs, manufactures, markets and services its products worldwide, and believes it has demonstrated that its technology is safe and effective in stimulating healing in chronic conditions of the foot (plantar fasciitis) and the elbow (lateral epicondylitis) through its U.S. Class III PMA approved OssaTron® device, as well as stimulating bone and chronic tendonitis regeneration in the musculoskeletal environment through the utilization of its OssaTron, Evotron® and orthoPACE devices in Europe, Asia and Asia/Pacific. In addition, there are license/partnership opportunities for SANUWAVE’s shock wave technology for non-medical uses, including energy, water, food and industrial markets.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to financial results and plans for future business development activities, and are thus prospective. Forward-looking statements include all statements that are not statements of historical fact regarding intent, belief or current expectations of the Company, its directors or its officers. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the Company’s ability to control. Actual results may differ materially from those projected in the forward-looking statements. Among the key risks, assumptions and factors that may affect operating results, performance and financial condition are risks associated with the regulatory approval and marketing of the Company’s product candidates and products, unproven pre-clinical and clinical development activities, regulatory oversight, the Company’s ability to manage its capital resource issues, competition, and the other factors discussed in detail in the Company’s periodic filings with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statement.

For additional information about the Company, visit www.sanuwave.com.

Contact:

Todd Markey
IR Partners
818-280-6800
tmarkey@irpartnersinc.com

SANUWAVE Health, Inc.
Kevin Richardson II
Chairman of the Board
978-922-2447
investorrelations@sanuwave.com

(FINANCIAL TABLES FOLLOW)

SANUWAVE HEALTH, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
December 31, 2015 and 2014

	2015	2014
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$152,930	$3,547,071
Accounts receivable, net of allowance for doubtful accounts	74,454	86,404
Inventory, net	284,908	271,871
Prepaid expenses	123,988	128,550
TOTAL CURRENT ASSETS	636,280	4,033,896

PROPERTY AND EQUIPMENT, at cost, less accumulated depreciation	4,228	7,840

OTHER ASSETS	11,097	11,106

INTANGIBLE ASSETS, at cost, less accumulated amortization	306,756	613,513
TOTAL ASSETS	$958,361	$4,666,355

LIABILITIES
CURRENT LIABILITIES
Accounts payable	$509,266	$231,840
Accrued expenses	359,374	369,456
Accrued employee compensation	241,542	2,226
Interest payable, related parties	239,803	81,864
Notes payable, related parties	-	5,372,743
Warrant liability	138,100	159,626
TOTAL CURRENT LIABILITIES	1,488,085	6,217,755

NON-CURRENT LIABILITIES
Notes payable, related parties	5,348,112	-
TOTAL LIABILITIES	6,836,197	6,217,755

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' DEFICIT
PREFERRED STOCK, SERIES A CONVERTIBLE, par value $0.001, 6,175 authorized; 6,175 shares issued and 0 and 1,165 shares outstanding at December 31, 2015 and 2014, respectively	-	1

PREFERRED STOCK - UNDESIGNATED, par value $0.001, 4,993,825 shares authorized; no shares issued and outstanding	-	-

COMMON STOCK, par value $0.001, 350,000,000 shares authorized; 63,056,519 issued and outstanding at December 31, 2015; 150,000,000 shares authorized; 60,726,519 issued and outstanding at December 31, 2014	63,057	60,727

ADDITIONAL PAID-IN CAPITAL	87,086,677	86,584,472

ACCUMULATED DEFICIT	(92,994,408)	(88,184,123)

ACCUMULATED OTHER COMPREHENSIVE LOSS	(33,162)	(12,477)
TOTAL STOCKHOLDERS' DEFICIT	(5,877,836)	(1,551,400)
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$958,361	$4,666,355

SANUWAVE HEALTH, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
Years Ended December 31, 2015 and 2014

	2015	2014

REVENUES	$965,501	$847,367

COST OF REVENUES	284,962	219,975

GROSS PROFIT	680,539	627,392

OPERATING EXPENSES
Research and development	2,172,819	3,000,807
General and administrative	2,735,129	3,269,033
Depreciation	3,612	14,286
Amortization	306,757	306,756
Gain on sale of assets	(100,000)	-
TOTAL OPERATING EXPENSES	5,118,317	6,590,882

OPERATING LOSS	(4,437,778)	(5,963,490)

OTHER (INCOME) EXPENSE
Gain on warrant valuation adjustment	58,515	458,857
Interest expense, net	(399,832)	(433,775)
Amortization of debt discount	(12,358)	-
Interest expense on 18% Convertible Promissory Notes	-	(7,168)
Accretion of debt discount on convertible promissory note	-	(12,776)
Loss on foreign currency exchange	(18,832)	(15,728)
TOTAL OTHER EXPENSE	(372,507)	(10,590)

NET LOSS	(4,810,285)	(5,974,080)

OTHER COMPREHENSIVE LOSS
Foreign currency translation adjustments	(20,685)	(19,165)
TOTAL COMPREHENSIVE LOSS	$(4,830,970)	$(5,993,245)

LOSS PER SHARE:
Net loss - basic and diluted	$(0.08)	$(0.12)

Weighted average shares outstanding - basic and diluted	63,025,202	48,212,910

SANUWAVE HEALTH, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
Years Ended December 31, 2015 and 2014

	2015	2014

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(4,810,285)	$(5,974,080)
Adjustments to reconcile loss from continuing operations to net cash used by operating activities
Amortization	306,757	306,756
Depreciation	3,612	14,286
Change in allowance for doubtful accounts	(6,055)	(28,264)
Stock-based compensation - employees, directors and advisors	504,534	135,015
Stock issued for consulting services	-	743,150
Gain on sale of assets	(100,000)	-
Gain on warrant valuation adjustment	(58,515)	(458,857)
Amortization of debt discount	12,358	-
Accretion of debt discount on a convertible promissory note	-	12,776
Accrued interest on 18% Convertible Promissory Notes	-	7,168
Changes in assets - (increase)/decrease
Accounts receivable - trade	18,005	81,596
Inventory	(13,037)	(25,865)
Prepaid expenses	4,562	(53,530)
Other	9	338
Changes in liabilities - increase/(decrease)
Accounts payable	277,426	(703,188)
Accrued expenses	(10,082)	(494,116)
Accrued employee compensation	239,316	(137,876)
Interest payable, related parties	157,939	(81,865)
Promissory notes - accrued interest	-	(21,813)
NET CASH USED BY OPERATING ACTIVITIES	(3,473,456)	(6,678,369)

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sale of assets	100,000	-
Purchase of property and equipment	-	(8,859)
NET CASH PROVIDED BY (USED BY) INVESTING ACTIVITIES	100,000	(8,859)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from 2014 Private Placement, net	-	8,562,500
Proceeds from sale of capital stock - subscription agreement	-	900,000
Proceeds from 18% Convertible Promissory Notes	-	815,000
Proceeds from convertible promissory notes, net	-	325,000
Proceeds from employee stock option exercise	-	12,600
Payments of principal on convertible promissory notes	-	(450,000)
Payments of principal on promissory notes	-	(90,000)
Payments of principal on capital lease	-	(3,951)
NET CASH PROVIDED BY FINANCING ACTIVITIES	-	10,071,149

EFFECT OF EXCHANGE RATES ON CASH	(20,685)	(19,165)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(3,394,141)	3,364,756

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	3,547,071	182,315
CASH AND CASH EQUIVALENTS, END OF YEAR	$152,930	$3,547,071

SUPPLEMENTAL INFORMATION
Cash paid for interest	$242,904	$539,669